Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

VIRTUS INVESTMENT PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(r)

Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	457(r)

Fees to be Paid	Other	Depositary Shares (4)	457(r)

Fees to be Paid	Other	Warrants	457(r)

Fees to be Paid	Other	Stock Purchase Contracts and Stock Purchase Units	457(r)

Fees to be Paid	Debt	Debt Securities	457(r)

Total Offering Amounts

Total Fees Previously Paid

	Total Fee Offsets							$31,281.41 (5)

Net Fee Due

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Virtus Investment Partners, Inc.	S-3	333-215278	December 22, 2016		$31,281.41 (5)	Unallocated			$269,885,000 (5)

Fee Offset Sources	Virtus Investment Partners, Inc.	S-3	333-215278		December 22, 2016						$57,950

(1)

An unspecified number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any of the securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c).
(3)

The Registrant is deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r). $31,281.41 has previously been paid with respect to $269,885,000 unsold securities registered under Registration No. 333-215278 filed on December 22, 2016, as amended by Pre-Effective Amendment No. 1 filed on January 18, 2017 (the “2016 Registration Statement”), which will continue to be applied to this registration statement pursuant to Rule 415(a)(6).

(4)

Each Depositary Share will be issued under a deposit agreement, which will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt.

(5)

The Registrant previously registered an aggregate principal amount of $500,000,000 of securities pursuant to the 2016 Registration Statement. In connection with the filing of the 2016 Registration Statement, a registration fee in the amount of $57,950 was paid. On February 28, 2020, the Registrant registered an indeterminate amount of securities pursuant to a Registration Statement on Form S-3 (Registration No. 333-236738) filed with the SEC (the “2020 Registration Statement”) and carried forward $31,281.41 previously paid with respect to $269,885,000 unsold securities registered under the 2016 Registration Statement. As of the date of this registration statement, the Registrant has sold none of the securities under the 2020 Registration Statement and the Registrant has applied none of those unused registration fees. Pursuant to Rule 457(p) under the Securities Act, the remaining registration fee of $31,281.41 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2016 Registration Statement and the 2020 Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement, the offering of securities under the 2016 Registration Statement was terminated as of the date of effectiveness of the 2020 Registration Statement, and the offering of securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.